Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
July 8, 2011
Oppenheimer Holdings Inc.
125 Broad Street
New York, NY 10004

Re:	Registration Statement on Form S-4 (File No. 333-174932)
Ladies and Gentlemen:
          We have acted as special counsel to Oppenheimer Holdings Inc., a Delaware corporation (the “Issuer”), in connection with the public offering of $200,000,000 aggregate principal amount of the Issuer’s 8.75% Senior Secured Notes due 2018 (the “Exchange Notes”) to be issued and authenticated under the Indenture (as defined below). The obligations of the Issuer under the Exchange Notes are to be guaranteed by E.A. Viner International Co., a Delaware corporation (“EA Viner”), and Viner Finance Inc., a Delaware corporation (“Viner” and, together with EA Viner, the “Subsidiary Guarantors”), on the terms specified in the Indenture. As contemplated by the Registration Rights Agreement, dated as of April 12, 2011 (the “Registration Rights Agreement”), by and among the Issuer, the Subsidiary Guarantors and Morgan Stanley & Co. Incorporated, the Exchange Notes and the Guarantees (as defined below) are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuer’s issued and outstanding 8.75% Senior Secured Notes due 2018 (the “Restricted Notes”), and the guarantees thereof, which were issued on April 12, 2011 under the Indenture, dated as of April 12, 2011 (the “Indenture”), among the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

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July 8, 2011

(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees filed on June 16, 2011 with the Securities and Exchange Commission (the “Commission”) and Amendment No. 1 thereto filed with the Commission on July 8, 2011 (together, the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	an executed copy of the global certificate evidencing the Exchange Notes in the form delivered by the Issuer to the Trustee for authentication and delivery (the “Exchange Note Certificate”);

(v)	Guarantees of each of the Subsidiary Guarantors, endorsed on the Exchange Note Certificate (the “Guarantees”);

(vi)	the Certificate of Incorporation of the Issuer, as currently in effect and as certified by the Secretary of State of the State of Delaware;

(vii)	the Bylaws of the Issuer, as currently in effect and as certified by Dennis P. McNamara, Secretary of the Issuer;

(viii)	the Amended and Restated Certificate of Incorporation of EA Viner, as currently in effect and as certified by the Secretary of State of the State of Delaware;

(ix)	the Bylaws of the EA Viner, as currently in effect and as certified by Dennis P. McNamara, Secretary of EA Viner;

(x)	the Amended and Restated Certificate of Incorporation of Viner, as currently in effect and as certified by the Secretary of State of the State of Delaware;

(xi)	the Bylaws of the Viner, as currently in effect and as certified by Dennis P. McNamara, Secretary of Viner;

(xii)	a copy of certain resolutions of the Board of Directors of the Issuer, adopted on March 25, 2011, and certain resolutions of the Pricing Committee thereof, adopted on April 6, 2011, as certified by Dennis P. McNamara, Secretary of the Issuer;

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July 8, 2011

(xiii)	a copy of certain resolutions of the Board of Directors of EA Viner, adopted on March 25, 2011, as certified by Dennis P. McNamara, Secretary of EA Viner;

(xiv)	a copy of certain resolutions of the Board of Directors of Viner, adopted on March 25, 2011, as certified by Dennis P. McNamara, Secretary of Viner; and

(xv)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, with respect to the Exchange Notes filed as an exhibit to the Registration Statement.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Issuer and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Subsidiary Guarantors and others and of public officials.
          Our opinion set forth herein is limited to the Delaware General Corporation Law and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being

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referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated.
          The opinion set forth below is subject to the following qualifications, further assumptions and limitations:
(a)	the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)	we do not express any opinion with respect to the enforceability of Article 10 of the Indenture to the extent that such section provides that the obligations of the Subsidiary Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Exchange Note Certificates or the effect thereof on the opinions herein stated; and

(c)	we do not express any opinion as to the enforceability of the provisions contained in the Indenture to the extent that such provisions limit the obligation of the Subsidiary Guarantors under the Indenture or their respective Guarantees or any right of contribution of any party with respect thereto.
          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, and the Exchange Note Certificate, including the Guarantees, in the form examined by us, has been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and the Guarantees will constitute valid and binding obligations the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.
          In rendering the opinion set forth above we have assumed that the execution and delivery by the Issuer and the Subsidiary Guarantors of the Indenture, the Restricted Notes and the Exchange Notes, the consummation by the Issuer and the Subsidiary Guarantors of the Exchange Offer and the performance by the Issuer and the Subsidiary Guarantors of their respective obligations thereunder, do not and will

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not violate, conflict with or constitute a default under any agreement or instrument to which the Issuer or the Subsidiary Guarantors or their properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Issuer and the Subsidiary Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP